UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

AMERIGROUP Corporation’s ("AMERIGROUP") wholly-owned subsidiary, AMERIGROUP Illinois, Inc. ("AMERIGROUP Illinois") has a contract with the Illinois Department of Healthcare and Family Services ("IDHFS") to provide managed care benefits to Medicaid recipients in the Cook County, Illinois area (the "Medicaid Contract"). The contract expires on July 31, 2006. As of March 31, 2006, AMERIGROUP Illinois provided managed care benefits to approximately 40,000 members pursuant to the Medicaid Contract.

On June 27, 2006, AMERIGROUP Illinois informed IDHFS that it would not seek to renew the Medicaid Contract and would allow it to expire in accordance with its terms on July 31, 2006.

The expiration of the Medicaid Contract will have no negative impact on the full-year earnings guidance for 2006 of $1.45 to $1.55 previously announced by AMERIGROUP on April 27, 2006.

The determination to allow the Medicaid Contract to expire was due to concerns about the adequacy of the program funding, the negative market environment under the Illinois Medicaid program and the financial uncertainties and risks created for managed care providers under the statewide Primary Care Case Management program announced by IDHFS on February 23, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

June 28, 2006	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President and General Counsel